Exhibit 10.1

Agreement between TTI Holdings of America Corp. and Comprehensive Resource Management, Inc.

                         Comprehensive Resource Advisors

                         MANAGEMENT CONSULTING AGREEMENT

         AGREEMENT made this 1st day of August, 2001, by and between TTI Holdings of America Corp. (hereinafter, CLIENT), a Delaware corporation, with its principal place of business located at 545 Madison Avenue, New York, NY 10022 and Comprehensive Resource Advisors, Inc. (hereinafter, FIRM), a New York corporation, with its principal place of business located at 68A Lamar Street, West Babylon, New York ll704, upon terms and conditions as follows:

         FIRM will provide to CLIENT advisory and consulting services in the following areas:

                  a.       corporate   operation,   technology,   control,   and
                           management
                  b.       public and/or private investment
                  c.       corporate restructuring
                  d.       underwriter search
                  e.       preparing a formal business plan
                  f.       securing primary and secondary financing
                  g.       due diligence
                  h.       facilitate the introduction to broker/dealers
                  i.       facilitate the introduction to investment bankers
                  j.       facilitate   the   preparation   of  a   registration
                           statement
                  k.       investor relations
                  l. press relations {no CLIENT informational material may be issued for public dissemination without the prior review and express consent of FIRM}
                  m. coordination of the relations between CLIENT, its retained counsel, and accountants with regard to financial matters.

         CLIENT will provide to FIRM: weekly, "The DTC Report"; monthly, "The NOBO" report.

         FIRM will be available to render all services represented during normal and customary working hours.

         FIRM will at all time render the foregoing, and all other services, on a "best efforts" basis.

         It is understood and agreed to by the CLIENT, its employees, agents, and assignors, that during the term of this AGREEMENT the FIRM shall be CLIENT exclusive representative for all the advisory and consulting services set forth hereinabove.

1.       Compensation

         a. A non refundable retainer of both CLIENT common stock and a cash payment shall be paid by CLIENT to FIRM as follows:

                  (i) 134,000 shares of CLIENT common stock with immediate registration rights to be registered with any first registration statement if any public or private offering is made.

         b. The foregoing retainer is in consideration of FIRM's unique advisory services which the parties hereto value at the rate of $500 per hour, and is in lieu of billing at said hourly amount.

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         c.       The stock  portion  of the  retainer  referred  to in  Section
                  "2A(iii)", set forth hereinabove shall be delivered to FIRM at 68A Lamar Street, West Babylon, New York 11704 by CLIENT, in a form fully registered and tradable.
         d. From time to time FIRM will present for payment, receipts for necessary and reasonable business expenses for any and all tasks assigned by CLIENT to FIRM, or undertaken by FIRM in furtherance of CLIENT business goals and objectives, including
                  but  not  limited  to  travel  and   entertainment,   material
                  supplies, filings, press releases, and other professional fees. It is agreed that these expenses which represent "out of pocket" costs, if any, incurred by FIRM in behalf of CLIENT, will be reimbursed by CLIENT on a "forthwith" basis.

         Failure by CLIENT to perform obligations as per the terms of paragraph 1 - {COMPENSATION} and or any clause pertaining to reimbursement may result in FIRM withholding future services until compensation is satisfied and current.

2.       Confidentiality

                  FIRM agrees that it will not, without consent, communicate to any individual or business entity information relating to any confidential material which it might from time to time acquire with respect to the business of CLIENT, its affiliates or subsidiaries. This clause shall survive for one year after the termination of this AGREEMENT.

3.       Defense and Indemnification

                  CLIENT agrees, at its sole expense, to defend FIRM, and to indemnify and hold the FIRM harmless from, any claims or suits by a third party against the FIRM or any liabilities or judgments based thereon, either arising from FIRM's performance of services for CLIENT under this AGREEMENT or arising from any CLIENT products which result from FIRM performance of general services under this AGREEMENT.

4.       Terms and Termination


                  This AGREEMENT with all rights and privileges pertaining thereto shall be for a term of not less than18 months from the date hereof and shall be deemed automatically renewed upon its same terms and conditions for an additional 12 month period unless, not less than 60 days prior to expiration, either party serves upon the other written notice to terminate. Said notices shall be in conformance with paragraph "5c." set forth herein.

5.       Miscellaneous

         a. Any and all work generated on behalf of CLIENT including but not limited to: databases, models, charts and, presentations, will remain the sole ownership of FIRM and will be turned over to CLIENT as required.

         b. The relationship created by this AGREEMENT shall be that of independent contractor, and neither FIRM nor CLIENT shall have authority to bind or act as agent for the other or for their respective employees for any purpose, unless specifically agreed to in writing and is executed by an officer of each party.

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         c.       Notice given by one party to the other  hereunder  shall be in writing and deemed to have been properly given if deposited with the United States Postal Service, registered or certified mail, addressed as follows:


         CLIENT   TTI Holdings of America Corp.

                  545 Madison Avenue, New York, NY  10022

         FIRM     Comprehensive Resource Advisors, Inc.

                  68A Lamar Street, West Babylon, New York 11704

         d.       This  AGREEMENT   replaces  any  previous  AGREEMENT  and  the
                  discussions relating to the subject matters hereof and constitutes the entire AGREEMENT between CLIENT and FIRM with respect to the subject matters of this AGREEMENT. This AGREEMENT may not be modified in any respect by any verbal statement, representation, or writing made by any employee, officer, or representative of CLIENT or FIRM unless such writing is in proper form and executed by an officer of each party.


         IN WITNESS WHEREOF, the parties have executed this AGREEMENT effective the date first stated above. This AGREEMENT is bound under the Laws of the State of New York and shall be construed and enforced in accordance with those laws. Any remedies on breach of the AGREEMENT will be determined exclusively through binding arbitration provided by the New York State court system.


         By: ___________________________                      ________________
         Lee Rubinstein - President                                Date

         By: ___________________________                      ________________
         Andrew Mazzone - President/CEO                            Date